UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2007

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 Rutherford Road, Carlsbad, California	92008-7328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-1771

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) First Amendment to Officer Employment Agreement with Steven C. McCracken

Effective April 1, 2007, Callaway Golf Company (the “Company”) entered into a First Amendment to Officer Employment Agreement with Steven C. McCracken. Pursuant to the First Amendment, the Company has agreed, among other things, (i) to extend the termination date of Mr. McCracken’s employment agreement to April 30, 2008 and (ii) to specify that Mr. McCracken’s annual target bonus opportunity is 60% of his base salary.

The description of the terms of the First Amendment is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.43 and incorporated in this Item 5.02 by this reference.

First Amendment to Officer Employment Agreement with Bradley J. Holiday

Effective April 1, 2007, the Company entered into a First Amendment to Officer Employment Agreement with Bradley J. Holiday. Pursuant to the First Amendment, the Company has agreed, among other things, (i) to extend the termination date of Mr. Holiday’s employment agreement to April 30, 2008 and (ii) to specify that Mr. Holiday’s annual target bonus opportunity is 60% of his base salary

The description of the terms of the First Amendment is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.44 and incorporated in this Item 5.02 by this reference.

Officer Employment Agreement with David A. Laverty

Effective April 1, 2007, the Company entered into a new officer employment agreement with David A. Laverty. The term of the Officer Employment Agreement commenced on April 1, 2007 and terminates on April 30, 2008, unless it is earlier terminated as provided therein.

Compensation. Pursuant to the Officer Employment Agreement, the Company has agreed to provide Mr. Laverty: (i) a base salary of $335,000 per year, (ii) an opportunity to earn an annual bonus with Mr. Laverty’s target bonus opportunity being set at 50% of his base salary, and (iii) an opportunity to participate in the long-term incentive plan available to other members of senior management as it may or may not exist from time to time. The Officer Employment Agreement further stipulates that if Mr. Laverty voluntarily terminates his employment before August 1, 2008, he must reimburse the Company for all relocation expenses paid on his behalf.

Post-Termination Payments. Upon termination by the Company without substantial cause or by Mr. Laverty for good reason, including non-renewal of the employment agreement under certain circumstances, Mr. Laverty is entitled to post-termination payments as follows: (i) a cash payment equal to Mr. Laverty’s target bonus for the year of termination prorated based upon the number of days employed for such year and (ii) the immediate vesting of all unvested long-term incentive awards held by Mr. Laverty that would have vested had he remained employed for a period of twelve months from the date of such termination.

In addition, provided that Mr. Laverty, among other things, executes a general release of claims in favor of the Company, Mr. Laverty is entitled to (i) special severance payments equal to 0.5 times the sum of his then base salary and annual target bonus, payable over a 12-month period, (ii) payment of COBRA and/or CalCOBRA insurance benefits premiums for the severance period, (iii) the continuation of tax and estate planning services for the severance period, and (iv) outplacement services for up to one year. Provided Mr. Laverty chooses not to engage in any business or venture that competes with the Company’s business, Mr. Laverty shall also be entitled to incentive payments equal to 0.5 times the sum of his annual base salary and target bonus, payable over a twelve (12) month period.

Change in Control Rights. Upon a Termination Event (as such term is defined in the Officer Employment Agreement), within one year following a Change in Control (as such term is defined in the Officer Employment Agreement), Mr. Laverty is entitled to the same benefits as in the case of a termination by the Company without substantial cause (as described above), except that the amount of the special severance and the incentive payments are modified. Mr. Laverty’s severance and incentive payments would each equal 1.0 times the sum of his then annual base salary and annual target bonus, payable over a 24-month period.

The description of the terms of the Officer Employment Agreement with Mr. Laverty is qualified in its entirety by reference to the Officer Employment Agreement, which is attached hereto as Exhibit 10.45 and incorporated in this Item 5.02 by this reference.

Officer Employment Agreement with Thomas Yang

Effective April 1, 2007, the Company entered into a new officer employment agreement with Thomas Yang. The term of the Officer Employment Agreement commenced on April 1, 2007 and terminates on April 30, 2008, unless it is earlier terminated as provided therein.

Compensation. Pursuant to the Officer Employment Agreement, the Company has agreed to provide Mr. Yang: (i) a base salary of $360,000 per year, (ii) the remaining portion ($25,000) of Mr. Yang’s signing bonus under his prior employment agreement to be paid within fourteen (14) days of July 20, 2007, (iii) an opportunity to earn an annual bonus with Mr. Yang’s target bonus opportunity being set at 50% of his base salary, (iv) an opportunity to participate in the long-term incentive plan available to other members of senior management as it may or may not exist from time to time, and (v) a relocation benefits package to assist with the relocation of his family to San Diego County, California from his residence in Washington to be completed on or before January 31, 2009.

Post-Termination Payments. Upon termination by the Company without substantial cause or by Mr. Yang for good reason, including non-renewal of the employment agreement under certain circumstances, Mr. Yang is entitled to post-termination payments as follows: (i) a cash payment equal to Mr. Yang’s target bonus for the year of termination prorated based upon the number of days employed for such year and (ii) the immediate vesting of all unvested long-term incentive awards held by Mr. Yang that would have vested had he remained employed for a period of twelve months from the date of such termination.

In addition, provided that Mr. Yang, among other things, executes a general release of claims in favor of the Company, Mr. Yang is entitled to (i) special severance payments equal to 0.5 times the sum of his then base salary and annual target bonus, payable over a 12-month period, (ii) payment of COBRA and/or CalCOBRA insurance benefits premiums for the severance period, (iii) the continuation of tax and estate planning services for the severance period, and (iv) outplacement services for up to one year. Provided Mr. Yang chooses not to engage in any business or venture that competes with the Company’s business, Mr. Yang shall also be entitled to incentive payments equal to 0.5 times the sum of his annual base salary and target bonus, payable over a twelve (12) month period.

Change in Control Rights. Upon a Termination Event (as such term is defined in the Officer Employment Agreement), within one year following a Change in Control (as such term is defined in the Officer Employment Agreement), Mr. Yang is entitled to the same benefits as in the case of a termination by the Company without substantial cause (as described above), except that the amount of the special severance and the incentive payments are modified. Mr. Yang’s severance and incentive payments would each equal 1.0 times the sum of his then annual base salary and annual target bonus, payable over a 24-month period.

The description of the terms of the Officer Employment Agreement with Mr. Yang is qualified in its entirety by reference to the Officer Employment Agreement, which is attached hereto as Exhibit 10.46 and incorporated in this Item 5.02 by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed or furnished herewith:

Exhibit 10.43 Callaway Golf Company First Amendment to Officer Employment Agreement, effective as of April 1, 2007, by and between Callaway Golf Company and Steven C. McCracken.

Exhibit 10.44 Callaway Golf Company First Amendment to Officer Employment Agreement, effective as of April 1, 2007, by and between Callaway Golf Company and Bradley J. Holiday.

Exhibit 10.45 Callaway Golf Company Officer Employment Agreement, effective as of April 1, 2007, by and between Callaway Golf Company and David A. Laverty.

Exhibit 10.46 Callaway Golf Company Officer Employment Agreement, effective as of April 1, 2007, by and between Callaway Golf Company and Thomas Yang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Dated: April 5, 2007	By:	/s/ Bradley J. Holiday
	Name:	Bradley J. Holiday
	Title:	Senior Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.43	Callaway Golf Company First Amendment to Officer Employment Agreement, effective as of April 1, 2007, by and between Callaway Golf Company and Steven C. McCracken.

10.44	Callaway Golf Company First Amendment to Officer Employment Agreement, effective as of April 1, 2007, by and between Callaway Golf Company and Bradley J. Holiday.

10.45	Callaway Golf Company Officer Employment Agreement, effective as of April 1, 2007, by and between Callaway Golf Company and David A. Laverty.

10.46	Callaway Golf Company Officer Employment Agreement, effective as of April 1, 2007, by and between Callaway Golf Company and Thomas Yang.